Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8, No. 333-83975) pertaining to the 1999 Employee Stock Purchase Plan and 1998 Stock Plan of drugstore.com, inc.;

(2)	Registration Statement (Form S-8, No. 333-58174) pertaining to the 1998 Stock Plan of drugstore.com, inc.;

(3)	Registration Statement (Form S-8, No. 333-85468) pertaining to the 1998 Stock Plan of drugstore.com, inc.;

(4)	Registration Statement (Form S-3, No. 333-130097) and related prospectus of drugstore.com, inc.

(5)	Registration Statement (Form S-8, No. 333-153407) pertaining to the 2008 Equity Incentive Plan of drugstore.com, inc.

of our reports dated March 11, 2009, with respect to the consolidated financial statements and schedule of drugstore.com, inc. and the effectiveness of internal control over financial reporting of drugstore.com, inc., included in this Annual Report (Form 10-K) for the year ended December 28, 2008.

/s/ Ernst & Young LLP

Seattle, Washington

March 11, 2009